                                                                     EXHIBIT 4.B

REGISTERED                       REGISTERED
No. FLR-___________              PRINCIPAL AMOUNT (and
CUSIP No.:_________              Specified Currency if other than U.S. dollars):

                                MERCK & CO., INC.

                           MEDIUM-TERM NOTE, SERIES F

                                (Floating Rate)

            INSERT IF THE SECURITY IS TO BE A BOOK-ENTRY SECURITY -- This Security is a Book-Entry Security within the meaning of the Indenture referred to on the reverse hereof and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

            Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Company or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ORIGINAL                      INITIAL
ISSUE DATE:                   INTEREST RATE: %     MATURITY DATE:
AUTHORIZED DENOMINATIONS:                          INTEREST RATE BASIS
(if Specified Currency is
other than U.S. Dollars)

INDEX MATURITY:

INDEX CURRENCY:

DESIGNATED LIBOR                                   DESIGNATED CMT
PAGE:                                              MATURITY INDEX:

                                                   DESIGNATED CMT
                                                   TELERATE PAGE:

SPREAD (plus or minus):                            SPREAD MULTIPLIER:

MINIMUM INTEREST RATE:                             MAXIMUM INTEREST RATE:

INTEREST PAYMENT DATES:                            INTEREST PAYMENT PERIOD:

INTEREST RESET DATES:                              INTEREST RESET PERIOD:

CALCULATION AGENT:

OPTIONAL REPAYMENT DATES:                          REDEMPTION COMMENCEMENT DATE:

REDEMPTION PERIODS:                                REDEMPTION PRICES:

OTHER PROVISIONS:

            Merck & Co., Inc., a New Jersey corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., as nominee for the Depository Trust Company, or registered assigns, the principal sum of _______________ [Specified Currency] on the Maturity Date specified above and to pay interest thereon from and including the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Dates in each year specified above (provided, that if any such date (other than Maturity) is not a Market Day (as defined hereinafter) for this Security, such Interest Payment Date will be the next succeeding Market Day (or, if the Interest Rate Basis specified above is LIBOR or EURIBOR and such next succeeding Market Day falls in the next calendar month, the next preceding Market Day)) and at Maturity, commencing on the first such Interest Payment Date next succeeding the Original Issue Date (or, if the Original Issue Date is after a Regular Record Date and before the Interest Payment Date immediately following such Regular Record Date, on the second such Interest Payment Date next succeeding the Original Issue Date), at a rate per annum equal to the Initial Interest Rate specified above until the first Interest Reset Date following the Original Issue Date and on and after such Interest Reset Date at the rate determined in accordance with the provisions set forth on the reverse hereof, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the interest rate equal to the interest rate in effect on the most recent Interest Reset Date on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day (whether or not a Business Day in New York City) before such Interest Payment Date; provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to the Holders of Securities of this Series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payment of the principal of (and premium, if any) and any such interest on this Security will be made in the Specified Currency specified above (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, however, that, if this Security is denominated in other than U.S. dollars, payments of principal (and premium, if any) and interest on this Security will nevertheless be made in U.S. dollars: (a) at the option of the Holder of this Security under the procedures described in the two next succeeding paragraphs and (b) at the Company's option in the case of imposition of exchange controls or other circumstances beyond the Company's control as described in the fifth succeeding paragraph. The Company will at all times appoint and maintain a Paying Agent (which may be the Trustee) authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities of this series on behalf of the Company and having an office or agency (the "Paying Agent Office") in The City of New York, where Securities of this series may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to Securities of this series may be served. The Company has initially appointed U.S. Bank Trust National Association, as such Paying Agent, with the Paying Agent Office currently at 100 Wall Street, New York, New York 10005. The Company will give prompt written notice to the Trustee of any change in such appointment.

            Except as provided in the next paragraph, payments of interest and principal (and premium, if any) for any Security of this series denominated in a Specified Currency other than U.S. dollars will be made in U.S. dollars if the registered Holder of such Security on the relevant Regular Record Date, or at the Maturity of such Security, as the case may be, has transmitted a written request for such payment in U.S. dollars to the Trustee at its Corporate Trust Office in The City of New York on or before such Regular Record Date, or the date 15 days prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transaction. Any such request made for any Security by a registered Holder will remain in effect for any further payments of interest and principal (and premium, if any) on such Security payable to such Holder, unless such request is revoked on or before the relevant Regular Record Date or the date 15 days before the Maturity of such Security, as the case may be. Notwithstanding the foregoing, any nominee of The Depository Trust Company ("DTC"), as Holder, will be deemed to have elected to receive payments on a Security denominated other than in U.S. dollars except to the extent that such Holder requests, in accordance with the then current policies of DTC, that such payments be made in the Specified Currency, and to such extent payments on such Security will be made in the Specified Currency.

            The U.S. dollar amount to be received by a Holder of a Security denominated in a Specified Currency other than U.S. dollars who elects to receive payment in U.S. dollars will be based on the highest currency bid quotation in The City of New York received by the Exchange Rate Agent (as defined below) as of 11:00 A.M., New York City time on the second Market Day next preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of such Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available on the second Market Day preceding the payment of principal (and premium, if any) or interest for any such Security, such payment will be made in the Specified Currency. All currency exchange costs associated with any payment in U.S. dollars on any such Security will be borne by the Holder thereof by deductions from such payment. If this Security is denominated in a Specified Currency other than U.S. dollars, (i) the Company will at all times appoint and maintain an agent that is not an affiliate of the Company as Exchange Rate Agent hereunder; and (ii) the Company has initially appointed U.S. Bank Trust National Association, as such Exchange Rate Agent and will give prompt written notice to the Trustee of any change in such appointment.

            "Market Day" means (a) with respect to all Securities, any day that is a Business Day in The City of New York, (b) with respect to a Security that is a LIBOR note, any day on which dealings in the relevant index currency are transacted in the London interbank market, (c) with respect to a Security denominated in a currency other than U.S. dollars or euros, any day that is a Business Day in the principal financial center of the country issuing the Specified Currency, (d) with respect to a Security denominated in euros, or that is a EURIBOR note, or a LIBOR note for which the index currency is euros, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business and (e) for any other Securities, any day that is a Business Day in The City of New York.

            Payment of the principal of (and premium, if any) and interest on any Security of this series due at the Maturity of such Security will be made in immediately available funds upon surrender of such Security at the Corporate Trust Office of U.S. Bank Trust National Association, in the Borough of Manhattan, The City of New York; provided that such Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on any Security of this series (other than at the Maturity of such Security) will be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register or by wire transfer to such account as may have been appropriately designated in writing no later than the relevant Regular Record Date to the Paying Agent by such Person.

            A payment on this Security due on any day that is not a Market Day with respect to this Security need not be made on such a day, but may be made on the next succeeding Market Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from and after such date.

            Payments of interest and principal (and premium, if any) on this Security to be paid in a Specified Currency other than U.S. dollars will be made by wire transfer to such account maintained with a bank located in the country issuing the Specified Currency or other jurisdiction acceptable to the Company and the Trustee as shall have been designated in writing on or prior to the Regular Record Date preceding the Interest Payment Date or 15 days preceding Maturity, as the case may be, or, in the case of a Security held registered to a nominee of DTC, not later than the time required by then-current policies of DTC, by the registered Holder of this Security on the relevant Regular Record Date or Maturity; provided that, in the case of payment of principal of (and premium, if any) and any interest due at Maturity, the Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Such designation shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in The City of New York, and, unless revoked, any such designation made with respect to this Security by a registered Holder will remain in effect with respect to any further payments with respect to such Security payable to such Holder. If a payment with respect to this Security cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the Holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such a designation, such payment will be made within 5 Market Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the Holders of the Securities in respect of which payments are made.

            If the principal of (and premium, if any) or interest on this Security is payable in other than U.S. dollars and such Specified Currency is not available, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payments in U.S. dollars on the basis of the most recently available Exchange Rate (as defined on the reverse hereof).

            If the Specified Currency specified above is converted into or replaced by another currency pursuant to law having general and direct applicability in the jurisdiction which issued such Specified Currency (which may include European Community law), any payments in respect of this Security otherwise required to be made in such Specified Currency shall be made in the currency into or by which such Specified Currency has been so converted or replaced, based on the conversion or equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law), and such Specified Currency shall not be deemed to be unavailable to the Company solely by reason of any such conversion or replacement. If any currency is introduced in the jurisdiction issuing the Specified Currency on the basis of legally enforceable equivalency to such Specified Currency pursuant to law having general and direct applicability in such state (which may include European Community law) in preparation for conversion of such Specified Currency into, or replacement of such Specified Currency by, such other currency, the Company shall be entitled, at its option, to make any payments in respect of this Security otherwise required to be made in such Specified Currency in such other currency based on the equivalency rate prescribed by law having general and direct applicability in such jurisdiction (which may include European Community law). Making payments in accordance with this paragraph shall not, by itself, constitute a default in the Company's obligations to make such payments. No occurrence of a currency conversion, replacement or introduction of a type described in this paragraph involving the Specified Currency shall, by itself, entitle the Company to avoid its obligations under this Security or entitle the Company or any Holder of this Security to rescission of the purchase and sale of this Security or to reformation of any of the terms hereof on the grounds of impossibility or impracticability of performance, frustration of purpose or otherwise.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: _________, 200_

                                                 MERCK & CO., INC.

                                                 By ______________________

Attest:

_________________________

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

U.S. BANK TRUST NATIONAL ASSOCIATION,
        As Trustee

By ______________________________________
        Authorized Officer

                               Reverse of Security

                               MERCK & CO., INC.

                           MEDIUM-TERM NOTE, SERIES F

                                (Floating Note)

            This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1991, as amended and supplemented (the "Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof. The Securities of this series may be issued upon original issuance under the Indenture from time to time in an aggregate principal amount not to exceed $3,817,795,000 or its equivalent in one or more other currencies [,] [currency units,] or composite currencies; provided, however, that the foregoing limit may be increased by the Company if in the future it determines that it may wish to sell additional Securities of this series.

            This Security is not subject to any sinking fund and, unless a Redemption Commencement Date is specified on the face hereof, this Security shall not be redeemable before the Maturity Date specified on the face hereof. If a Redemption Commencement Date is so specified, this Security is subject to redemption upon not more than 60 or less than 30 days' notice by first class mail at any time on or after the Redemption Commencement Date, as a whole or in part in increments of $1,000 or such other minimum Authorized Denomination as is specified on the face hereof (provided that any principal amount of such Security shall be at least $1,000 or such other minimum Authorized Denomination), at the election of the Company, at the Redemption Price specified on the face hereof (expressed as a percentage of the principal amount of this Security) applicable to the Redemption Period so specified during which this Security is to be redeemed, together in the case of any such redemption with accrued interest to the Redemption Date; but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder of this Security, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

            In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor and for a principal amount equal to the unredeemed portion will be delivered to the registered Holder upon the cancellation hereof.

            This Security will be repayable by the Company at the option of the Holder thereof prior to Stated Maturity only if one or more Optional Repayment Dates are specified on the face hereof. If so specified, this Security will be subject to repayment at the option of the Holder hereof on any Optional Repayment Date in whole or from time to time in part in increments of $1,000 or such other minimum Authorized Denomination as is specified herein (provided that any remaining principal amount thereof shall be at least $1,000 or such other minimum Authorized Denomination), at a repayment price equal to 100% of the unpaid principal amount to be repaid (or, if this Security is an Original Issue Discount Security, such lesser amount as provided herein), together with unpaid interest accrued to the date of repayment. For this Security to be repaid, such Security must be received, together with the form hereon entitled "Option to Elect Repayment" duly completed, by the Trustee at its Corporate Trust Office (or such other address of which the Company shall from time to time notify the Holders) not more than 60 nor less than 30 calendar days prior to the date of repayment. Exercise of such repayment option by the Holder shall be irrevocable.

            The rate of interest on this Security will be reset daily, weekly, monthly, quarterly, semi-annually or annually (such period being the "Interest Reset Period" for such Floating Rate Note, and the first date of each Interest Period being an "Interest Reset Date"), depending on the Interest Reset Period specified on the face hereof; provided, however, that the interest rate in effect from the Original Issue Date to the first Interest Reset Date will be the Initial Interest Rate specified on the face hereof. Except as provided in the next sentence, the Interest Reset Date will be, if this Security resets daily, each Market Day; if this Security resets weekly (unless the Interest Rate Basis for this Security is the Treasury Rate), the Wednesday of each week; if this Security resets weekly and the Interest Reset Basis for this Security is the Treasury Rate, the Tuesday of each week (except as otherwise provided below); if this Security resets monthly, the third Wednesday of each month; if this Security resets quarterly, the third Wednesday of each March, June, September and December; if this Security resets semi-annually, the third Wednesday of two months of each year, as specified on the face hereof; and if this Security resets annually, the third Wednesday of one month of each year, as specified on the face hereof. If any Interest Reset Date would otherwise be a day that is not a Market Day for this Security, the Interest Reset Date shall be postponed to the next day that is a Market Day for this Security, except that if the Interest Rate Basis specified on the face hereof is LIBOR and such next succeeding Market Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Market Day for this Security.

            "Index Maturity" means the period to maturity of the instrument or obligation on which the interest rate formula is based.

            "London Market Day" means any day on which dealings in the Index Currency are transacted in the London interbank market.

            Except as otherwise specified in this paragraph, the rate of interest on this Security for each Interest Reset Date shall be the rate determined in accordance with the provisions below under the heading below corresponding to the Interest Rate Basis specified on the face hereof:

   Commercial Paper Rate. If the Interest Rate Basis of this Security is the Commercial Paper Rate, the interest rate hereon for any Interest Reset Date shall equal the Money Market Yield (calculated as described below) of the rate, for the relevant Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity specified on the face hereof, as that rate is published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519)" or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "Commercial Paper -- Nonfinancial." If the Commercial Paper Rate cannot be determined as described above, the following procedures will apply in determining the Commercial Paper Rate:

   (i) If the rate described above does not appear in H.15(519) by 9:00 A.M., New York City time, on the relevant Calculation Date (as defined below) (unless the calculation is made earlier and the rate is available from that source at that time), then the Commercial Paper Rate will be the Money Market Yield of the discount rate, for such Commercial Paper Interest Determination Date, for commercial paper having the Index Maturity, as published in the daily update of H.15(519) available through the worldwide-web site of the Board of Governors of the Federal Reserve System or any successor site or publication ("H.15 daily update") or any other recognized electronic source used for displaying that rate, under the heading "Commercial Paper -- Nonfinancial."

   (ii) If the rate described in clause (i) above does not appear in either H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Commercial Paper Rate will be the Money Market Yield of the arithmetic mean of the following offered rates for U.S. dollar commercial paper that has the Index Maturity and is placed for an industrial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized rating agency: the rates offered as of 11:00 A.M., New York City time, on such Commercial Paper Interest Determination Date, by three leading U.S. dollar commercial paper leading dealers in The City of New York selected by the Calculation Agent.

   (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, the Commercial Paper Rate for such Interest Reset Date will be the Commercial Paper Rate in effect on such Commercial Paper Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

   In any of the above cases (i) through (iii), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by multiplying such rate by the Spread Multiplier, if any, specified on the face hereof.

   "Money Market Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

                 Money Market Yield = 100    x        360 x D
                                                   -------------
                                                   360 - (D x M)

        where

            - "D" refers to the per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal; and

            - "M" refers to the actual number of days in the period corresponding to the Index Maturity specified on the face hereof.

   Prime Rate. If the Interest Rate Basis of this Security is the Prime Rate, the interest rate hereon for any Interest Reset Date shall equal the rate, for the relevant Prime Interest Determination Date, published in H.15(519) under the heading "Bank Prime Loan." If the Prime Rate cannot be determined as described above, the following procedures will apply in determining the Prime Rate:

   (i) If the rate described above does not appear in H.15(519) by 9:00 A.M., New York City time, on the relevant Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Prime Rate will be the rate, for the relevant Prime Interest Determination Date, as published in H.15 daily update or another recognized electronic source used for the purpose of displaying that rate, under the heading "Bank Prime Loan."

   (ii) If the rate described in clause (i) above does not appear in H.15(519),
   H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on the relevant Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Prime Rate will be the arithmetic mean of the following rates as they appear on Reuters Screen US PRIME 1 Page: the rate of interest publicly announced by each bank appearing on that page as such bank's prime rate or base lending rate, as of 11:00 A.M., New York City time, on such Prime Interest Determination Date.

   (iii) If fewer than four of these rates referred to in clause (ii) above appear on the Reuters Screen US PRIME 1 Page, on such Prime Interest Determination Date, then the Prime Rate will be the arithmetic mean of the prime rates or base lending rates (quoted on the basis of the actual number of days in the year divided by a 360-day year), as of the close of business on such Prime Interest Determination Date, of three major banks in The City of New York selected by the Calculation Agent.

   (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, the Prime Rate for such Interest Reset Date will be the Prime Rate in effect on such Prime Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base
   Rate).

   In any of the above cases (i) through (iv), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by multiplying such rate by the Spread Multiplier, if any, specified on the face hereof.

   "Reuters Screen US PRIME 1 Page" means the display designated as page "US PRIME 1" on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME 1 page on that service or any successor service for the purpose of displaying prime rates or base lending rates of major United States banks).

   LIBOR. If the Interest Rate Basis of this Security is LIBOR, the interest rate hereon shall be determined by the Calculation Agent in accordance with the following provisions: (i) With respect to any LIBOR Interest Determination Date, LIBOR will be either of the following rates, whichever appears on the face hereof:

   (x) the offered rate appearing on the "Moneyline Telerate LIBOR Page" (as defined below); or

   (y) the arithmetic mean of the offered rates appearing on the "Reuters Screen LIBOR Page" (as defined below) unless that page by its terms cites only one rate, in which case that one rate;

   in either case, as of 11:00 A.M., London time, on such LIBOR Interest Determination Date, for deposits of the Index Currency having the Index Maturity beginning on such Interest Reset Date. If no reference page is specified on the face hereof, Moneyline Telerate LIBOR Page will apply to this Security.

   (ii) If Moneyline Telerate LIBOR Page is specified on the face hereof and the rate described in clause (x) above does not appear on that page, or if Reuters Screen LIBOR Page is specified on the face hereof and fewer than two of the rates described in clause (y) above appear on that page or no rate appears on any page on which only one rate normally appears, then LIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., London time, on such LIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: deposits of the Index Currency having the Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount (as defined below). The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the quotations.

   (iii) If fewer than two quotations are provided as described in clause (ii) above, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., in the principal financial center (as defined below) for the country issuing the Index Currency, on such LIBOR Interest Determination Date, by three major banks in that financial center selected by the Calculation Agent: loans of the Index Currency having the Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount.

   (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, LIBOR will be the LIBOR in effect on such LIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

            In any of the above cases (i) through (iv), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by multiplying such rate by the Spread Multiplier, if any, specified on the face hereof.

            If the Base Rate is LIBOR and no currency is specified on the face hereof as the Index Currency, the Index Currency shall be U.S. dollars.

            "Moneyline Telerate LIBOR Page" means Moneyline Telerate page 3750 or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

            "Principal financial center" means the capital city of the country issuing the Specified Currency, except that with respect to U.S. dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the principal financial center will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively.

            "Representative Amount" means an amount that, in the Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

            "Reuter Screen LIBOR Page" means the display on the Reuters Monitor Money Rates Service, or any successor service, on the page designated as "LIBOR" or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

   EURIBOR. If the Interest Rate Basis of this Security is EURIBOR, the interest rate hereon for any Interest Reset Date shall equal the interest rate for deposits in euros designated as "EURIBOR" and sponsored jointly by the European Banking Federation and ACI - the Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing that rate) on EURIBOR Interest Determination Date. EURIBOR will be determined in accordance with the following provisions:

      (i) EURIBOR will be the offered rate for deposits in euros having the Index Maturity beginning on the second Euro Business Day (as defined below) after the relevant EURIBOR Interest Determination Date, as that rate appears on Moneyline Telerate Page 248 as of 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date.

      (ii) If the rate described in clause (i) above does not appear on Moneyline Telerate Page 248, then EURIBOR will be determined on the basis of the rates, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, at which deposits of the following kind are offered to prime banks in the Euro-Zone (as defined below) interbank market by the principal Euro-Zone office of each of four major banks in that market selected by the Calculation Agent: euro deposits having the Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount (as defined above). The Calculation Agent will request the principal Euro-Zone office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of such quotations.

      (iii) If fewer than two quotations are provided as described in clause
      (ii) above, then EURIBOR for such EURIBOR Interest Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading Euro-Zone banks quoted, at approximately 11:00 A.M., Brussels time, on such EURIBOR Interest Determination Date, by three major banks in the Euro-Zone selected by the Calculation Agent: loans of euros having the Index Maturity, beginning on such Interest Reset Date, and in a Representative Amount.

      (iv) If fewer than three banks selected by the Calculation Agent are quoting as described in clause (iii) above, then EURIBOR will be the EURIBOR in effect on such EURIBOR Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

            In any of the above cases (i) through (iv), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by multiplying such rate by the Spread Multiplier, if any, specified on the face hereof.

   "Euro Business Day" means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business.

   "Euro-Zone" means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992, as amended.

   "Moneyline Telerate Page" means the display on the Moneyline Telerate, Inc., or any successor service, on the page or pages specified on the face hereof, or any replacement page or pages on that service.

   Treasury Rate. If the Interest Rate Basis of this Security is the Treasury Rate, the interest rate hereon for any Interest Reset Date shall equal the rate for the auction, on the relevant Treasury Interest Determination Date, of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof, as that rate appears on Moneyline Telerate Pages 56 or 57 under the heading "Investment Rate." If the Treasury Rate cannot be determined as described above, the following procedures will apply in determining the Treasury Rate:

   (i) If the rate described above does not appear on either Moneyline Telerate Page 56 or 57 by 3:00 P.M., New York City time, on the relevant Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the Bond Equivalent Yield (as defined below) of the rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Auction High."

   (ii) If the rate described in clause (i) above does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the Bond Equivalent

   Yield of the auction rate, for such Treasury Interest Determination Date and for Treasury Bills having the Index Maturity, as announced by the U.S. Department of the Treasury.

   (iii) If the auction rate described in clause (ii) above is not so announced by 3:00 P.M., New York City time, on such Calculation Date, or if no such auction is held for the relevant week, then the Treasury Rate will be the Bond Equivalent Yield of the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

   (iv) If the rate described in clause (iii) above does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Treasury Rate will be the rate, for such Treasury Interest Determination Date and for Treasury Bills having a remaining maturity closest to the Index Maturity, as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "U.S. Government Securities/Treasury Bills/Secondary Market."

   (v) If the rate described in clause (iv) above does not appear in H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Treasury Rate will be the Bond Equivalent Yield of the arithmetic mean of the following secondary market bid rates for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity: the rates bid as of approximately 3:30 P.M., New York City time, on such Treasury Interest Determination Date, by three primary U.S. government securities dealers in The City of New York selected by the Calculation Agent.

   (vi) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (v) above, the Treasury Rate will be the Treasury Rate in effect on such Treasury Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

   In any of the above cases (i) through (vi), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by the multiplication by the Spread Multiplier, if any, specified on the face hereof.

        "Bond Equivalent Yield" means a yield expressed as a percentage and calculated in accordance with the following formula:

                    Bond Equivalent Yield =   D x N__x 100
                                              ------------
                                              N - (D x M)

            where

            Section 1. "D" equals the annual rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal;

            Section 2. "N" equals 365 or 366, as the case may be; and

            Section 3. "M" equals the actual number of days in the period corresponding to the Index Maturity specified on the face hereof.

   CD Rate. If the Interest Rate Basis of this Security is the CD Rate, the interest rate hereon for any Interest Reset Date shall equal the rate, for the relevant CD Interest Determination Date, for negotiable U.S. Dollar certificates of deposit having the Index Maturity specified on the face hereof, as published in H.15(519) under the heading "CDs (Secondary Market)." If the CD Rate cannot be determined as described above, the following procedures will apply in determining the CD Rate:

   (i) If the rate described above does not appear in H.15(519) by 3:00 P.M., New York City time, on the relevant Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CD Rate will be the rate as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "CDs (Secondary Market)."

   (ii) If the rate described in clause (i) above does not appear in H.15(519),
   H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the CD Rate will be the arithmetic mean of the following secondary market offered rates for negotiable U.S. dollar certificates of deposit of major U.S. money center banks having a remaining maturity closest to the Index Maturity, and in a Representative Amount: the rates offered as of 10:00 A.M., New York City time, on such CD Interest Determination Date, by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, as selected by the Calculation Agent.

   (iii) If fewer than three dealers selected by the Calculation Agent are quoting as described in clause (ii) above, then the CD Rate will be CD rate in effect on such CD Interest Determination Date (or, in the case of the first Base Reset Date, the Initial Base Date).

   In any of the above cases (i) through (iii), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by multiplying such rate by the Spread Multiplier, if any, specified on the face hereof.

   Federal Funds Rate. If the Interest Rate Basis of this Security is the Federal Funds Rate, the interest rate hereon for any Interest Reset Date shall equal the rate, on the relevant Federal Funds Interest Determination Date, for U.S. dollar Federal Funds as published in H.15(519) under the heading "Federal Funds (Effective)," as that rate is displayed on Moneyline Telerate Page 120. If the Federal Funds Rate cannot be determined as described above, the following procedures will apply in determining the Federal Funds Rate:

   (i) If the rate described above is not displayed on Moneyline Telerate Page 120 by 3:00 P.M., New York City time, on the relevant Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the Federal Funds Rate will be the rate on such Federal Funds Interest Determination Date as published in H.15 daily update, or another recognized electronic source used for displaying that rate, under the heading "Federal Funds (Effective)."

   (ii) If the rate described in clause (i) above is not displayed on Moneyline Telerate Page 120 and does not appear in H.15(519), H.15 daily update or another recognized electronic source by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from one of those sources at that time), then the Federal Funds Rate will be the arithmetic mean of the rates for the last transaction in overnight, U.S. dollar Federal Funds arranged before 9:00 A.M., New York City time, on such Federal Funds Interest Determination Date, by three leading brokers of U.S. dollar federal funds transactions in The City of New York selected by the Calculation Agent.

   (iii) If fewer than three brokers selected by the Calculation Agent are quoting as described in clause (ii) above, then the Federal Funds Rate will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

   In any of the above cases (i) through (iii), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by multiplying such rate by the Spread Multiplier, if any, specified on the face hereof.

   CMT Rate. If the Interest Rate Basis of this Security is the CMT Rate, the interest rate hereon for any CMT Interest Determination Date shall equal the rate displayed on the Designated CMT Moneyline Telerate Page (as defined below) under the heading ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 P.M.", under the column for the Designated CMT Index Maturity (as defined below) for (i) if the Designated CMT Moneyline Telerate Page is 7051, the rate for such CMT Interest Determination Date; or (ii) if the Designated CMT Moneyline Telerate Page is 7052, the weekly or monthly average, as specified on the face hereof, for the week that ends immediately before the week in which such CMT Interest Determination Date falls, or for the month that ends immediately before the month in which such CMT Interest Determination Date falls, as applicable. If the CMT Rate cannot be determined as described above, the following procedures will apply in determining the CMT Rate:

   (i) If the rate described above is not displayed on the relevant Designated CMT Moneyline Telerate Page by 3:00 P.M., New York City time, on the Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the applicable treasury constant maturity rate described above -- i.e., for the Designated CMT Index Maturity and for either such CMT Interest Determination Date or the weekly or monthly average, as applicable -- as published in H.15(519).

   (ii) If the applicable rate described in clause (i) above does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the treasury constant maturity rate, or other U.S. treasury rate, for the Designated CMT Index Maturity and with reference to such CMT Interest Determination Date, that:

   (a) is published by the Board of Governors of the Federal Reserve System, or the U.S. Department of the Treasury, and

            (b) is determined by the Calculation Agent to be comparable to the applicable rate formerly displayed on the Designated CMT Moneyline Telerate Page and published in H.15(519).

   (iii) If the rate described in clause (ii) above does not appear in H.15(519) by 3:00 P.M., New York City time, on such Calculation Date (unless the calculation is made earlier and the rate is available from that source at that time), then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for the most recently issued Treasury Notes (as defined below) having an original maturity of approximately the Designated CMT Index Maturity and a remaining term to maturity of not less than the Designated CMT Index Maturity minus one year and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in The City of New York selected by the Calculation Agent. In selecting these offered rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. "Treasury Notes" are direct, non-callable fixed rate obligations of the U.S. government.

   (iv) If the Calculation Agent is unable to obtain three quotations of the kind described in clause (iii) above, then the CMT Rate will be the yield to maturity of the arithmetic mean of the following secondary market offered rates for Treasury Notes having an original maturity longer than the Designated CMT Index Maturity, with a remaining term to maturity closest to the Designated CMT Index Maturity and in a Representative Amount: the offered rates, as of approximately 3:30 P.M., New York City time, on such CMT Interest Determination Date, of three primary U.S. government securities dealers in The City of New York selected by the Calculation Agent. In selecting these offered rates, the Calculation Agent will request quotations from five of these primary dealers and will disregard the highest quotation -- or, if there is equality, one of the highest -- and the lowest quotation -- or, if there is equality, one of the lowest. If two Treasury Notes with an original maturity longer than the Designated CMT Index Maturity have remaining terms to maturity that are equally close to the Designated CMT Index Maturity, the Calculation Agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

   (v) If fewer than five but more than two of these primary dealers are quoting as described in clause (iv) above, then the CMT Rate will be based on the arithmetic mean of the offered rates so obtained, and neither the highest nor the lowest of such quotations will be disregarded.

   (vi) If two or fewer primary dealers selected by the Calculation Agent are quoting as described in clause (v) above, then the CMT Rate for such CMT Interest Determination Date will be the CMT Rate in effect on such CMT Interest Determination Date (or, in the case of the first Interest Reset Date, the Initial Base Rate).

   In any of the above cases (i) through (vi), the Interest Rate Basis so determined will be adjusted (x) by the addition or subtraction of the Spread, if any, specified on the face hereof, or then (y) by multiplying such rate by the Spread Multiplier, if any, specified on the face hereof.

   "Designated CMT Index Maturity" means the Index Maturity for a CMT Rate and will be the original period to maturity of a U.S. Treasury security (either 1, 2, 3, 5, 7, 10, 20 or 30 years) specified on the face hereof. If no such original maturity is so specified, the Designated CMT Index Maturity shall be two years.

   "Designated CMT Moneyline Telerate Page" means the display on the Moneyline Telerate, Inc., or any successor service, on the page designated herein (or any other page as may replace such page on that service for the purpose of displaying treasury constant maturities as reported in H.15(519)), for the purpose of displaying treasury constant maturities as reported in H.15(519). If no Moneyline Telerate Page is specified herein, the applicable Designated CMT Moneyline Telerate Page shall be Moneyline Telerate Page 7052. If Moneyline Telerate Page 7052 applies but it is not specified on the face hereof whether the weekly or monthly average applies, the weekly average will apply.

            Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, specified on the face hereof or less than the Minimum Interest Rate, if any, specified on the face hereof. In addition, the interest rate hereon will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

            The Company will at all times appoint and maintain an agent that is not an affiliate of the Company as Calculation Agent hereunder. The Company has initially appointed U.S. Bank Trust National Association, as such Calculation Agent and will give prompt written notice to the Trustee of any change in such appointment. The Company will cause the Calculation Agent to calculate the interest rate on this Security for any Interest Reset Date in accordance with the foregoing on or before the Calculation Date pertaining to the related Interest Determination Date. Except as otherwise provided herein, all percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or ..09876545) being rounded upward to 9.87655% (or .0987655)), and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent or, in the case of Securities denominated other than in U.S. dollars, the nearest unit of such other currency of composite currency (with one-half cent or unit being rounded upward). The Calculation Agent's determination of any interest rate will be final and binding in the absence of manifest error.

            Upon the request of the Holder of this Security, the Calculation Agent will provide to such Holder the interest rate hereon then in effect and, if determined, the interest rate hereon which will become effective on the next Interest Reset Date.

The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled "Commercial Paper Rate" (the "Commercial Paper Interest Determination Date"), "Prime Rate" (the "Prime Rate Interest Determination Date"), and "Federal Funds Rate" (the "Federal Funds Rate Interest Determination Date") will be the first Market Day immediately preceding such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "LIBOR" (the "LIBOR Interest Determination Date") will be the second London Market Day preceding such Interest Reset Date, unless the Index Currency is pounds sterling, in which case the LIBOR Interest Determination Date will be the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "EURIBOR Rate" (the "EURIBOR Rate Interest Determination Date") will be the second Euro Business Day preceding the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the heading above entitled "Treasury Rate" (the "Treasury Interest Determination Date") will be the day of the week on which Treasury Bills are normally auctioned for the week in which such Interest Reset Date falls. Treasury Bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, such Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. If the auction is held on a day that would otherwise be an Interest Reset Date, then the Interest Reset Date will instead be the first Market Day following the auction date. The Interest Determination Date pertaining to an Interest Reset Date if the rate of interest hereon shall be determined in accordance with the provisions under the headings above entitled "CD Rate" (the "CD Rate Interest Determination Date") and "CMT Rate" (the "CMT Rate Interest Determination Date") will be the second Market Day before the Interest Reset Date.

            The interest rate with respect to any Interest Reset Date will be determined by the Calculation Agent as of the related Interest Determination Date and will be calculated no later than the Calculation Date. "Calculation Date" means, unless otherwise specified herein, the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Market Day, the next succeeding Market Day or (ii) the Market Day immediately preceding the applicable Interest Payment Date or the Maturity, whichever is the day on which the next payment of interest will be due, as the case may be.

            Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date.

            Accrued interest hereon from (and including) the Original Issue Date or from (and including) the last date to which interest has been paid is calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor is computed by adding the interest factors calculated for each day from (and including) the Original Issue Date, or from (and including) the last date to which interest has been paid, to but excluding the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such day by 360 if the Interest Rate Basis for this Security is the Commercial Paper Rate, Prime Rate, LIBOR Rate, EURIBOR Rate, CD Rate and Federal Funds Rate or, if the Interest Rate Basis for this Security is the Treasury Rate or the CMT Rate, by the actual number of days in the year.

            If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of any Securities of this series that are Original Issue Discount Securities, an amount of principal thereof determined in accordance with the provisions of this Security set out in the next paragraph (the "Default Amount")) may be declared due and payable in the manner and with the effect provided in the Indenture.

            If this Security is an Original Issue Discount Security and if an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the Default Amount of principal of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Such Default Amount shall be equal to the adjusted issue price as at the first day of the accrual period as determined under Treasury Regulation
Section 1.1275-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended, in which the date of acceleration occurs, increased by the daily portion of the original issue discount for each day in such accrual period ending on the date of acceleration, as determined under Treasury Regulation Section 1.1272-1(b) (or successor regulation) under the United States Internal Revenue Code of 1986, as amended. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

            The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security or Securities issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rates, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth (including, in the case of a Book-Entry Security, certain additional limitations), the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security is payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

            The Securities of this series are issuable only in registered form without coupons in denominations of (i) if denominated in U.S. dollars, $1,000 and any integral multiple thereof or (ii) if denominated in a Specified Currency other than U.S. dollars, the amount of such Specified Currency which is equivalent at the noon buying rate for cable transfers of the Specified Currency as reported by the Federal Reserve Bank of New York (the "Exchange Rate") on the first Market Day next preceding the Original Issue Date, to $1,000 (rounded down to an integral multiple of 1,000 units (but not less than 1,000 units) of the Specified Currency) and any greater amount that is an integral multiple of 1,000 units of such Specified Currency). The Securities of this series may be issued, in whole or in part, in the form of one or more Book-Entry Securities bearing the legend specified in the Indenture regarding certain restrictions on registration of transfer and exchange and issued to The Depository Trust Company as depository for the Book-Entry Securities of this series (the "Depository") or its nominee and registered in the name of the Depositary or such nominee. As provided in the Indenture and subject to certain limitations (including, in the case of any Book-Entry Security, certain additional limitations) therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  ABBREVIATIONS

            The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

            TEN COM             -      as tenants in common

            TEN ENT             -      as tenants by the entireties

            JT TEN              -      as joint tenants with the right of
                                       survivorship and not as tenants in
                                       common

            UNIF GIFT MIN ACT   -      __________ Custodian ____________
                                         (Cust)               (Minor)
                                       under Uniform Gifts to Minors Act

                           _________________________________________
                                            (State)

                           Additional abbreviations may also be used
                               though not in the above list.

                           __________________________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto________

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
______________________
________________________________________________________________________________

________________________________________________________________________________
                  (Please Print or Typewrite Name and Address,
                    Including Postal Zip Code, of Assignee)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoints__________________________________________________________________to
transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:______________

Signature Guaranteed

__________________________________     ________________________________________

NOTICE: Signature must be              NOTICE: The signature of this assignment
guaranteed by a member firm of the     must correspond with the name as written
New York Stock Exchange or  a          upon the face of the within Security in
commercial bank or trust company.      every particular, without alteration or
                                       enlargement or any change whatever.

                            OPTION TO ELECT REPAYMENT

   The undersigned hereby irrevocably request(s) and instruct(s) the Company to repay the within Security (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

   _________________________________________________________________________
         (Please print or typewrite name and address of the undersigned)

   If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be increments of $1,000 or such other minimum Authorized Denomination as is specified on the face hereof) which the holder elects to have repaid: _________________; and specify the denomination or denominations (which shall not be less than the minimum Authorized Denomination) of the Securities to be issued to the Holder for the portion of the within Security not being repaid (in the absence of any such specification, one such Security will be issued for the portion not being repaid):

_____________________________

Date: _______________________     ______________________________________________
                                  NOTICE: The signature on this Option to Elect
                                  Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement or any change whatsoever.